UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Registrant’s Board of Directors has elected William J. Kelley, Jr., 45, Vice President and Controller effective March 30, 2010. Mr. Kelley will serve as the Registrant’s principal accounting officer. In that capacity, he replaces D. Rick Lowes, who was elected Senior Vice President, Finance.

Mr. Kelley has been a Vice President, Finance of Pepsi Beverage Company, which combined the bottling operations of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc. (“Pepsi Americas”) following their acquisition by PepsiCo, Inc. on March 1, 2010. Mr. Kelley served as Vice President, Finance — Field Sales of PepsiAmericas from January 2007 to March 2010 and as Vice President, East Group Finance of PepsiAmericas from June 2004 to December 2006.

In connection with his election, Mr. Kelley was granted stock options, restricted stock units and performance shares under the Registrant’s Long-Term Incentive Plan. He will participate in the Registrant’s 2010 Annual Management Incentive Plan on the same basis as the Registrant’s other Vice Presidents, and will enter into employment and change in control severance agreements with the Registrant in the forms of those agreements between the Registrant and its other Vice Presidents. The material terms of those plans and agreements are described in the Registrant’s proxy statement dated April 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: April 1, 2010

By: /s/ Richard H. Fleming

Richard H. Fleming,
Executive Vice President
and Chief Financial Officer